EMPLOYMENT CONTRACT

Shenzhen Bao’an District
Party A (Employer):Shenzhen YuePengCheng Motor Co., Ltd. (hereinafter referred to as “Party A”)
Residence:_______________________________________
Legal Representative:________________________________________
Contact:_______________________________________
Contact Number:_______________________________________

Party B (Employee):____________________(hereinafter referred to as “Party B”)
Gender:_______________________________________
ID(Passport) NO._______________________________________
Residence:_______________________________________
Contact Number:_______________________________________
After consultation conducted in accordance with the principles of equality and voluntariness, the parties have entered into this Employment Contract (hereinafter referred to as “Contract”) in accordance with the Labor Law of People’s Republic of China (hereinafter referred to as “Labor Law”).

Article 1： Term

1.The term of contract is ____years, start from __________ (dd/mm/yy) to ___________ (dd/mm/yy) , the first ____ months of which shall be the probation period.

(During the probation period, either party shall have the right to terminate this contract with a written notice; however, Party A only has the right to terminate this contract when Party B has failed to satisfy requirements for recruitment. Party A’s requirements for recruitment shall be stipulated in its Employee Handbook and other relevant regulations. If no notice of termination is given during the probation period, Party B shall become automatically employed under the terms and conditions stipulated in this contract upon expiration of the probation period.)

Article 2: Job Position and Duties

Party B agrees to takes the position as________________in __________ department, at the working place of___________________according to Party A’s need.

Article 3 ：Working Hours, Rest Days and Holidays

1.           There are 8 working hours a day, 40 working hours a week.

2.           Party B shall perform the flexible working hour rules. After assured to finish Party A’s work, Party B’s working Hours and rest days shall be executed according to Party A’s relevant regulations. Party B will perform the flexible working hour rules after approval by labor safeguard branch.

3.           According to requirements of business operation, Party A is entitled to require Party B to work overtime after consulting with Party B. Where Party B is required to work overtime, Party  A shall accordingly arrange paid leave or overtime pay for Party B in accordance with Party A’s relevant regulations.

4.           Party B shall be entitled to the paid holidays and leaves as stipulated by State.

Article 4 : Salary

1.           The probation basic monthly salary of Party B is___________RMB/Month.

2.           Party A is entitled to adjust Party B’s salary in accordance with the change of Party B’s job position

3.           If Party B works over time and has approved by Party A, he/she will be offered the same period of compensation leave or OT salary according to Labor Law of PRC China.

4.           However, the salary Party A pays to Party B must not be lower than the minimum wage standards set forth by the local authorities from time to time.

5.           Party A shall pay Party B salary in cash on a monthly basis.

6.           Party B's salary will be reviewed annually in March and adjusted in light of Party B's performance and prevailing conditions.

7.           Payment of monthly salary shall be paid on the 5th day of the next month; if meet public holiday, it can be in advance or postponed.

Article 5 ：Social Insurance and Welfare

1.           Party A shall undertake to pay social insurance contributions for Party B according to the relevant laws and regulations.

2.           If suffers from an occupational disease or work-related injury, or (female) during her pregnant, puerperal and infant-feeding period, Party B is entitled to enjoy the legal rights and benefits as stipulated in the State laws and government regulations.

3.           If suffers from disease or injury not suffered at work, the medical treatment and sick leave pay enjoyed by Party B shall follow the stipulations in the  State laws and government regulations.

Article 6 ：Labor Protection and Working Environment

1.           Party A shall provide Party B with occupational safety, healthy working conditions and safety protective equipment and clothing conforming to the relevant provisions of the state.

2.           Party B shall during his work follow all safety rules and regulations set forth by Party B from time to time.

Article 7 ：Work Discipline

1.           Party B is obliged to observe all regulations and work disciplines made and amended by Party A.

2.           Party B should abide by the national regulation and policy related to work discipline, professional ethics and routine practice.

3.           Party B should abide by family planning regulations as stipulated in the State laws and government regulations.

Article 8: The Renewal, Termination and Revocation of This Contract

1.           Where both Parties wish to renew this contract, a written notice shall be given to the other party 30 days before the expiration date of the contract. This contract shall be renewed after consultation provided that both Parties reach an agreement.

2.           This contract shall be terminated upon expiration provided that neither party expresses a renewal intention of the contract 30 days before the expiration.

3.           This contract shall be terminated in the occur of termination conditions stipulated by the Law of Labor Contract

Article 9: Economic remuneration and Medicaid

As to the unlimited Contract, the contract may terminate if either party give 15 days’ prior written notice to the other Party. Economic remuneration shall be given to Party B according to relevant government regulations if Party A terminates this contract.

Article 10: Termination formalities of the contract

Party A and Party B may rescind the labor contract with written notice according to Party A’s regulation and government law. Upon termination or revocation of the contract, all the documents, files and other company belongings, which Party B has used to perform his/her work or are at the Party B’s disposal, shall be given back to Party A.

Article 11： Settlement of Disputes

Any disputes arising from the execution of the contract shall be settled through friendly consultations between both parties. In the case that no settlement can be reached through consultations, either party may submit the dispute to competent labor Arbitration Commission for arbitration.

Article 12： Supplementary Provisions

1.           The recipient shall undertake the obligation to keep confidential, in accordance with the scope and duration agreed upon by both parties, the technical secrets contained in the technology provided by the supplier, which have not been made public.

2.           The basic monthly salary excludes bonus, merit pay and allowance, etc.

Article 13 ：Miscellaneous

1.           Any issues shall be settled in accordance with the laws, statutory regulations or policies should any disagreement occur between any part of this contract and the existing laws, statutory regulations or policies.

2.           This contract shall come in to effect on signature by Party A and Party B.

3.           This contract is duplicated for both Party A and Party B.

Party A (Seal):	Party B (Seal):

Signature:	Signature:

Date：	Date：

[INFORMATION FOR PURPOSES OF FILING WITH THE SECURITIES AND
EXCHANGE COMMISSION]

SCHEDULE A

EXECUTIVE OFFICERS WHO ENTERED INTO THE EMPLOYMENT
AGREEMENT

•	Yue Wang, Chief Executive Officer, is paid a monthly salary of RMB 4,000, which is approximately US$585.

•	Haixia Zhang, Chief Financial Officer and Corporate Secretary, is paid a monthly salary of RMB 3900, which is approximately US$570.

•	Xiaobo Zhang, Chief Administrative Officer, is paid a monthly salary of RMB 3,500, which is approximately US$512.

•	Hongyang Chen, Executive Vice President, is paid a monthly salary of RMB 3,800, which is approximately US$556.